Exhibit 99.1

Fannie Mae Announces Tender Offer for Any and All of Certain CAS Debt Notes

WASHINGTON, DC – June 24, 2022 – Fannie Mae (FNMA/OTCQB) today announced that it has commenced fixed-price cash tender offers (each, an “Offer” and, collectively, the “Offers”) for the purchase of any and all of the Connecticut Avenue Securities® (CAS) Debt Notes listed below (the “Notes”), upon the terms and subject to the conditions set forth in the Offer to Purchase and related Notice of Guaranteed Delivery, each dated as of June 24, 2022 (collectively, the “Offer Documents”). The Offers will expire at 5:00 PM New York City time on Thursday, June 30, 2022 (the “Expiration Time”) unless extended or earlier terminated. Notes tendered may be withdrawn at any time at or before the Expiration Time by following the procedures described in the Offer Documents.

Fannie Mae has engaged BofA Securities as the designated lead dealer manager and Barclays as the designated dealer manager for the Offers. Fannie Mae has engaged Academy Securities, Inc. and Blaylock Van, LLC as Advisors on the transaction. Global Bondholder Services Corporation has been engaged as the tender agent and information agent for the Offers. Fannie Mae is offering to purchase, subject to the conditions of the tender offer, any and all of the Notes listed in the table below during the tender offer period.

The following table summarizes the material pricing terms of the Offers.

Name of Security	CUSIP / ISIN	Original Principal Balance	Tender Offer Consideration (per $1,000 original principal amount)
Connecticut Avenue Securities, Series 2016-C05, Class 2M-2 Notes	30711XDK7 / US30711XDK72	$713,282,803.00	$1,042.50
Connecticut Avenue Securities, Series 2016-C06, Class 1M-2 Notes	30711XDS0 / US30711XDS09	$543,222,483.00	$1,043.75
Connecticut Avenue Securities, Series 2016-C07, Class 2M-2 Notes	30711XEC4 / US30711XEC48	$448,184,930.00	$1,045.00
Connecticut Avenue Securities, Series 2017-C01, Class 1M-2 Notes	30711XEP5 / US30711XEP50	$519,474,000.00	$1,031.25
Connecticut Avenue Securities, Series 2017-C03, Class 1M-2 Notes	30711XJX3 / US30711XJX30	$406,867,000.00	$1,018.75
Connecticut Avenue Securities, Series 2017-C05, Class 1M-2 Notes	30711XNX8 / US30711XNX83	$471,437,160.00	$1,005.00
Connecticut Avenue Securities, Series 2017-C06, Class 2M-2 Notes	30711XSX3 / US30711XSX39	$335,153,999.00	$1,013.75

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Connecticut Avenue Securities, Series 2017-C07, Class 1M-2 Notes	30711XUX0 / US30711XUX01	$284,048,541.00	$1,010.00
Connecticut Avenue Securities, Series 2018-C01, Class 1M-2 Notes	30711XYX6 / US30711XYX64	$561,697,093.00	$1,007.50
Connecticut Avenue Securities, Series 2018-C03, Class 1M-2 Notes	30711XJ70 / US30711XJ702	$389,891,000.00	$1,005.00
		$4,673,259,009.00

Holders must validly tender their Notes at or before the Expiration Time in order to be eligible to receive the Tender Offer Consideration, which will incorporate the monthly Certificate Percentages for the Notes available on June 27, 2022. In addition, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date (as defined in the Offer to Purchase) for the Notes. Fannie Mae expects the Settlement Date to occur on July 5, 2022. Any Notes tendered using the Notice of Guaranteed Delivery and accepted for purchase are expected to be purchased on July 6, 2022, but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.
Information on tendering the Notes is set forth in the Offer Documents. Holders of the Notes who would like copies of the Offer Documents may contact the tender agent for the Offers, Global Bondholder Services Corporation, at (855) 654-2015 (toll free) or (212) 430-3774 (banks and brokers) or contact@gbsc-usa.com. Copies of the Offer Documents are available at the following website: https://www.gbsc-usa.com/FannieMae/. Any questions regarding the terms of the Offers should be directed to BofA Securities, Inc. at (888) 292-0070 (toll free) or (980) 387-3907 (collect) or Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 412-5780 (collect).
This release includes forward-looking statements, including statements relating to the timing and expected settlement and closing of the purchase of the Notes in a tender offer. These forward-looking statements are based on Fannie Mae’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may turn out to be different from these statements. Factors that may lead to different results are discussed in "Risk Factors," “Forward-Looking Statements,” and elsewhere in the Offer Documents and the documents incorporated by reference therein. All forward-looking statements are made as of the date of this press release, and Fannie Mae assumes no obligation to update this information.
Related Link:
CAS Debt Tender Offer Frequently Asked Questions
About Fannie Mae
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Fannie Mae Newsroom
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© 2022 Fannie Mae     6.24.2022 2

Fannie Mae Resource Center
1-800-2FANNIE

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This press release does not constitute an offer to sell or the solicitation of an offer to buy securities of Fannie Mae, including the Notes. Nothing in this press release constitutes advice on the merits of buying or selling a particular investment. Any investment decision as to any purchase or sale of securities referred to herein must be made solely on the basis of information contained in the Offer Documents, and no reliance may be placed on the completeness or accuracy of the information contained in this press release. The Offers are not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by BofA Securities, Inc. or Barclays Capital Inc. (as applicable) or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

You should not deal in securities unless you understand their nature and the extent of your exposure to risk. You should be satisfied that they are suitable for you in light of your circumstances and financial position. If you are in any doubt you should consult an appropriately qualified financial advisor.

Connecticut Avenue Securities is a registered mark of Fannie Mae. Unauthorized use of this mark is prohibited.

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